EXHIBIT 99.1

Edgewater Reports Third Quarter 2017 Results

WAKEFIELD, Mass., Nov. 02, 2017 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (NASDAQ:EDGW), a leading consulting firm that helps business leaders drive transformational change through its unique selection of business and technology services and specialized product-based solutions, reported financial results for the quarter ended September 30, 2017.

Third Quarter 2017 Financial Results vs. Same Year-Ago Quarter

  Total revenue was $27.4 million compared to $30.8 million;
  Service revenue was $23.6 million compared to $27.0 million;
  Gross profit was $10.3 million, or 37.7% of total revenue, compared to $10.6 million, or 34.5% of total revenue;
  Gross profit margin related to service revenue was 39.8% compared to 36.6%;
  Utilization was 71.3% compared to 72.9%;
  Net loss was $(172,000), or $(0.01) per diluted share, compared to net income of $43 thousand, or $0.00 per diluted share;
  Cash flow used in operating activities was $(602,000) compared to cash provided by operating activities of $88 thousand.  Third quarter 2017 operating cash flow was impacted by $0.9 million in connection with severance payments made to former executive officers of the Company; and
  Adjusted EBITDA (a non-GAAP financial measure) was $199,000, or 0.7% of total revenue (see “Non-GAAP Financial Measures” below for further discussion of this non-GAAP term), compared to Adjusted EBITDA of $2.0 million, or 6.5% of total revenue.

First Nine Months of 2017 Financial Results vs. Same Year-Ago Period

  Total revenue was $86.8 million compared to $96.7 million;
  Service revenue was $73.1 million compared to $83.8 million;
  Gross profit was $31.8 million, or 36.7% of total revenue, compared to $34.2 million, or 35.4% of total revenue;
  Gross profit margin related to service revenue was 37.7% compared to 37.2%;
  Utilization was 73.1% compared to 73.7%;
  Net loss was $(3.7) million, or $(0.28) per diluted share, compared to net income of $593,000, or $0.04 per diluted share.  Net loss in 2017 is impacted by $4.2 million in severance-related charges associated with the termination of former executive officers of the Company, $1.1 million in connection with the termination of an investment banking services agreement, a $1.1 million increase in the valuation allowance provided against the gross carrying value of certain deferred tax attributes and $666,000 in consent solicitation expenses;
  Cash flow used in operating activities was $(5.8) million compared to cash flow provided by operations of $166 thousand. 2017 cash flow was impacted by $8.1 million in acquisition-related contingent earnout consideration payments, $2.6 million in connection with severance payments made to former executive officers of the Company and a $1.1 million payment as a result of the termination of an investment banking agreement; and
  Adjusted EBITDA was $3.2 million, or 3.7% of total revenue, compared to Adjusted EBITDA of $6.8 million, or 7.0% of total revenue.

Management Commentary

“During the third quarter of 2017, the Company continued to consider all options and to take steps to realize shareholder value,” commented Jeffrey Rutherford, Edgewater’s chairman, interim president and interim CEO.  “Subsequent to second quarter of 2017, we have taken several steps towards that goal.

“We have taken several strategic actions within the technology consulting group, transitioning certain offerings to the Microsoft Dynamics and the Oracle business units.  Furthermore, we are evaluating the remaining service offerings to determine potential additional steps for improving returns and increasing shareholder value.

“The Microsoft Dynamics unit is having a solid year and continues to be a premier middle-market manufacturing and distribution systems and CRM implementer.

“We have made management changes in our Oracle EPM unit and are leveraging the strength of the remaining management team to drive the business.  The Oracle EPM unit continues to adapt to Oracle’s merger of ERP and EPM into a single channel.  We continue to believe that we have one of the premier stand-alone Oracle EPM business units, which is well positioned to benefit from the opportunities arising from the Oracle and EPM markets.

“As we look to the fourth quarter, considering both the wind down of certain tech consulting projects and the seasonal impact of the holiday season, we anticipate that fourth quarter service revenue will be down compared to the third quarter of 2017 and the fourth quarter of 2016.”

Conference Call and Webcast Information

Edgewater has scheduled a conference call today (Thursday, November 2, 2017) at 10:00 a.m. Eastern time to discuss its third quarter 2017 results.

Date: Thursday, November 2, 2017
Time: 10:00 a.m. Eastern time
Dial-in number: 1-877-713-9347   / Passcode: 95624211
Webcast: http://ir.edgewater.com/

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

A replay of the conference call can be accessed via Edgewater’s investor relations web site at http://ir.edgewater.com/ or by dialing 1-404-537-3406 (Conference ID#: 95624211) after 1:00 p.m. Eastern time on the same day through Wednesday, November 15, 2017.

About Edgewater

Edgewater (NASDAQ:EDGW) helps business leaders drive transformational change through its unique selection of business and technology services and specialized product-based solutions.

Classic consulting disciplines (such as business advisory, process improvement, organizational change management, M&A due diligence, and domain expertise) are blended with technical services (such as digital transformation, technical roadmaps, data and analytics services, custom development, and system integration) to help organizations get the most out of their existing IT assets while creating new digital business models.

Delivering both on premise and in the cloud, Edgewater partners with Oracle and Microsoft to offer Business Analytics, BI, ERP, and CRM solutions. Edgewater Ranzal, an Oracle Platinum Consulting Partner, provides Business Analytics solutions leveraging Oracle EPM, BI, and Big Data technologies. As an award-winning Microsoft partner, Edgewater Fullscope delivers Dynamics AX ERP, Business Intelligence, and CRM solutions, with a specialty in manufacturing.

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected fourth quarter 2017 service revenue, the success of the steps taken to realize shareholder value, the operating performance on the Microsoft Dynamics business unit and its position as a premier middle-market manufacturing and distribution systems and CRM implementer, our ability to leverage the strength of the remaining Oracle EPM management team, the Oracle EPM business units position as one of the premier stand-alone Oracle EPM implementers, and the Oracle EPM business units ability to benefit from the opportunities arising from the Oracle and EPM markets.  Forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Enterprise Resource Planning and Enterprise Performance Management solutions, custom development and system integration services and/or declines in industry-wide information technology spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under “Critical Accounting Policies” in our 2016 Annual Report on Form 10-K; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) termination by clients of their contracts with the Company or inability or unwillingness of clients to pay for the Company's services, which may impact the Company's accounting assumptions; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide the Company's services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the possibility that activist stockholders may wage proxy contests or gain representation on or control of the Board of Directors, causing disruption and/or uncertainty to the Company's business, customer relationships and employee retention; (13) the failure of the marketplace to embrace advisory and product-based consulting services; (14) difficulties and costs associated with transitioning to the cloud; (15) the inability to achieve the expected synergies from our 2015 acquisitions; and/or (16) changes in the Company's utilization levels.  In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under “Part I - Item IA. Risk Factors” in our 2016 Annual Report on Form 10-K filed with the SEC on March 15, 2017. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although the Company believes that the expectations in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, the Company undertakes no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)
	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$12,796	$19,693
Accounts receivable, net	25,584	25,661
Prepaid expenses and other current assets	1,173	1,208
Total current assets	39,553	46,562
Property and equipment, net	464	623
Goodwill and intangible assets, net	36,256	38,361
Deferred tax assets, net	23,181	19,031
Other assets	218	228
Total Assets	$99,672	$104,805

Liabilities and Stockholders’ Equity
Accounts payable	$453	$634
Accrued liabilities	13,697	13,497
Short-term portion of contingent earnout consideration	-	8,089
Deferred revenue	2,056	1,811
Total current liabilities	16,206	24,031
Long-term debt	5,000	5,000
Total liabilities	21,206	29,031
Stockholders' Equity	78,466	75,774
Total Liabilities and Stockholders' Equity	$99,672	$104,805

Shares Outstanding	13,959	12,878

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue:
Service revenue	$23,562	$27,032	$73,132	$83,811
Software	2,385	2,090	9,339	7,755
Reimbursable expenses	1,414	1,704	4,325	5,182
Total revenue	27,361	30,826	86,796	96,748

Cost of revenue:
Project and personnel costs	14,185	17,141	45,574	52,669
Software costs	1,441	1,341	5,079	4,693
Reimbursable expenses	1,414	1,704	4,325	5,182
Total cost of revenue	17,040	20,186	54,978	62,544
Gross profit	10,321	10,640	31,818	34,204

Selling, general and administrative	10,312	8,945	29,231	28,564
Executive officer severance	816	-	4,187	-
Direct acquisition costs	-	-	-	430
Change in contingent consideration	(856)	-	(252)	(928)
Consent solicitation expenses	-	-	666	108
Termination of investment banking agreement	-	-	1,125	-
Depreciation and amortization	782	1,011	2,376	3,019
Operating expenses	11,054	9,956	37,333	31,193
Operating (loss) income	(733)	684	(5,515)	3,011

Other (income) expense, net	(33)	568	200	1,761
(Loss) income before income taxes	(700)	116	(5,715)	1,250
Tax (benefit) provision	(528)	73	(1,996)	657
Net (loss) income	$(172)	$43	$(3,719)	$593

BASIC (LOSS) EARNINGS PER SHARE:
Basic (loss) earnings per share	$(0.01)	$0.00	$(0.28)	$0.05
Weighted average shares outstanding – Basic	13,924	12,253	13,497	12,057

DILUTED (LOSS) EARNINGS PER SHARE:
Diluted (loss) earnings per share	$(0.01)	$0.00	$(0.28)	$0.04
Weighted average shares outstanding – Diluted	13,924	14,090	13,497	14,080

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash flow provided by (used in):
Operating activities	$(602)	$88	$(5,790)	$166
Investing activities	(64)	(104)	(116)	(420)
Financing activities	313	1,423	(1,089)	377
Effect of exchange rates on cash	57	3	98	43
Net (decrease) increase in cash and cash equivalents	$(296)	$1,410	$(6,897)	$166

EDGEWATER TECHNOLOGY, INC.
Segment Information
(In Thousands)
(Unaudited)

The Company maintains three reportable segments: Oracle (Enterprise Performance Management (“EPM”)), Microsoft (Enterprise Resource Planning (“ERP”)) and Classic Consulting.  The EPM segment provides Business Analytics solutions leveraging Oracle EPM, BI and Big Data technologies.  The ERP segment delivers Dynamics AX ERP, Business Intelligence and CRM solutions, primarily in the manufacturing space.  The Classic Consulting segment provides business advisory services that are blended with technical services to help organizations leverage investments in legacy IT assets to create new digital business models.

Segment information for the three-month periods ended September 30, 2017 and 2016 were as follows:

	EPM	ERP	Classic Consulting	Corporate	Consolidated

	(In Thousands)
September 30, 2017
Total revenue	$12,273	$12,927	$2,161	$-	$27,361
Operating income (loss)	$166	$1,599	$(471)	$(2,027)	$(733)
Depreciation and amortization expense	$559	$200	$-	$25	$784
September 30, 2016
Total revenue	$16,117	$10,960	$3,749	$-	$30,826
Operating income (loss)	$2,303	$676	$187	$(2,482)	$684
Depreciation and amortization expense	$717	$243	$45	$48	$1,053

Segment information for the nine-month periods ended September 30, 2017 and 2016 were as follows:

	EPM	ERP	Classic Consulting	Corporate	Consolidated

	(In Thousands)
September 30, 2017
Total revenue	$39,271	$38,881	$8,644	$-	$86,796
Operating income (loss)	$1,689	$5,138	$(404)	$(11,938)	$(5,515)
Depreciation and amortization expense	$1,682	$598	$-	$104	$2,384
September 30, 2016
Total revenue	$49,150	$34,801	$12,797	$-	$96,748
Operating income (loss)	$6,155	$2,641	$1,985	$(7,770)	$3,011
Depreciation and amortization expense	$2,154	$724	$134	$143	$3,155

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA as a Percentage of Total Revenue as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Income tax provision. The exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results.

Depreciation and amortization. We incur expense associated with the amortization of intangible assets that is primarily related to the various acquisitions we have completed. We believe that eliminating this expense from our non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of the individual acquisition transactions, which also vary substantially in frequency from period-to-period.

Stock-based compensation expense. We incur stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation.” We exclude this non-cash expense as we do not believe it is reflective of business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. Edgewater believes that non-GAAP financial measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Adjustments to contingent consideration earned, at fair value. We are required to remeasure the fair value of our contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense. The Company believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.

Direct acquisition costs. We incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our non-GAAP financial measures exclude the effects of direct acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and make it difficult to make period-to-period comparisons of our core operating results.

Executive officer severance. We have incurred expense associated with the termination of employment of certain named executive officers of the Company.  Our non-GAAP financial measures exclude the severance-related expense associated with the termination of these individuals as we believe that such expense as it is consistent with the normally recurring operations of our Company and it makes it difficult to make period-to-period comparisons of our operating performance.

Consent solicitation expenses.  Consent solicitation expenses are expenses incurred to respond to activities and inquiries of Lone Star Value Management, including its consent solicitation and subsequent settlement agreement. The Company has not incurred significant expenses in connection with such matters in historical periods, and these costs are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors with the ability to compare our period-over-period operating results from continuing operations.

Other expense, net. We record periodic interest and other (income) and expense amounts in connection with our cash and cash equivalents, capital lease obligations, (gains) and losses on foreign currency transactions and the recognition of the recorded discount on accrued contingent earnout consideration. Our non-GAAP financial measures exclude (income) expense associated with these items as we believe such (income) expense is inconsistent in amount and frequency and makes it difficult to make period-to-period comparisons of our core operating results.

Termination of Investment Banking Agreement. During the second quarter of 2017, we incurred expense related to the termination of an investment banking services agreement.  The expense in included in our GAAP financial statements. Our non-GAAP financial measures exclude the effects of the termination expense as we believe this expense is inconsistent in amount and frequency and make it difficult to make period-to-period comparisons of our core operating results.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA
(In Thousands)
(Unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2017	2016	2017	2016

Reported GAAP net (loss) income	$(172)	$43	$(3,719)	$593
Add: Income tax provision (benefit)	(528)	73	(1,996)	657
Add: Depreciation and amortization	784	1,053	2,384	3,155
Add: Stock-based compensation expense	219	260	889	1,039
Add: Direct acquisition costs	-	-	-	430
Add: Executive officer severance[2]	785	-	3,906	-
Add: Consent solicitation expenses	-	-	666	108
Add: Other expense, net	(33)	568	200	1,761
Add: Termination of investment banking agreement	-	-	1,125	-
Add (less): Adjustments to contingent consideration earned, at fair value	(856)	-	(252)	(928)
Adjusted EBITDA[1]	$199	$1,997	$3,203	$6,815

Adjusted EBITDA as a % of total revenue[1]	0.7%	6.5%	3.7%	7.0%
Total revenue	$27,361	$30,826	$86,796	$96,748

  Adjusted EBITDA and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, GAAP Net Income (Loss). Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income (loss) less other expense, net, plus income tax provision (benefit), depreciation and amortization, stock-based compensation expense, adjustments to contingent consideration earned, goodwill and intangible asset impairment charges, direct acquisition costs, consent solicitation expenses, executive officer severance and expense associated with the termination of an investment banking services agreement. Adjusted EBITDA as a % of Total Revenue is defined as Adjusted EBITDA divided by Total Revenue.

  Executive officer severance excludes stock-based compensation expense associated with the acceleration of vesting provisions on certain equity awards as this expense is reported as a part of stock-based compensation expense.

Company Contact:
Timothy R. Oakes
Chief Financial Officer
1-781-246-3343